Version 08.24.2023 CIRRUS LOGIC, INC. EXECUTIVE SEVERANCE AND CHANGE OF CONTROL PLAN Amended and Restated as of August 24, 2023 1. Introduction. This Cirrus Logic, Inc. Executive Severance and Change of Control Plan (the “Plan”) was originally adopted by Cirrus Logic, Inc. (the “Company”) effective as of October 1, 2007. It was previously amended and restated effective as of January 1, 2014, April 1, 2018, and January 20, 2022. Effective as of August 24, 2023, the Plan is hereby amended and restated again as set forth in this document. (a) Purpose. The purpose of the Plan is to describe eligibility for certain benefits by those individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) whose employment is terminated by the Company other than for Cause, or as a result of, or following, a Change of Control (as defined below). The Plan is intended to be maintained on an unfunded basis. No participant shall have any right to, or interest in, any assets of the Company that may be applied by the Company to the payment of benefits under the Plan. (b) Effect. This Plan supersedes and replaces any prior plans, policies, or practices of the Company or any of its subsidiaries or affiliated companies that relate to severance payments (with the exception of the Cirrus Logic, Inc. Severance Plan for Select Employees) or vesting acceleration with respect to unvested stock options or any other securities or similar incentives of the Company that have been granted or issued to Eligible Executives. Any such policies or procedures, to the extent they relate to severance payments or vesting acceleration with respect to unvested stock options or any other securities or similar incentives of the Company, are hereby rescinded and shall no longer have any force or effect to the extent such policies or procedures apply to Eligible Executives. Notwithstanding the foregoing, this Plan is subordinated to any individual written (i) severance benefit agreement, (ii) change of control severance agreement, or (iii) employment agreement that provides for severance benefits in existence as of October 1, 2007, between any Eligible Executive and the Company. 2. Definition of Terms. The following capitalized terms used in this Plan shall have the following meanings: (a) Cause. “Cause” shall mean (i) gross negligence or willful misconduct in the performance of an Eligible Executive’s duties to the Company; (ii) a material and willful violation of any federal or state law by an Eligible Executive that if made public would injure the business or reputation of the Company; (iii) refusal or willful failure by an Eligible Executive to comply with any specific lawful direction or order of the Company or a material violation of a policy or procedure of the Company including but not limited to the Company’s Code of Conduct, Harassment Prevention Policy, and the Company’s Insider Trading Policy as well as any obligation concerning proprietary rights and confidential information of the Company; (iv) conviction (including a plea of nolo contendere) of an Eligible Executive of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if such Eligible Executive were to be retained as an employee of the Company; (v) commission of theft, embezzlement, fraud, financial impropriety, or any act of dishonesty relating to employment with the Company; (vi) failure to cooperate with the Company in any internal investigation or DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -2- administrative, regulatory, or judicial proceeding; or (vii) substantial and continuing willful refusal by an Eligible Executive to perform duties ordinarily performed by an employee in the same position and having similar duties as such Eligible Executive; in each case as reasonably determined by the Board of Directors of Company or the successor to the Company (the “Board of Directors”). (b) Change of Control. “Change of Control” shall mean the occurrence of one or more of the following with respect to the Company: (i) The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock of the Company immediately prior to such merger or consolidation and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) Any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, common stock of the Company immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or (B) the members of the Existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) The sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company). (c) Disability. “Disability” shall mean a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders an Eligible Executive unable to perform any one or more of the essential duties of his or her position after the provision of reasonable accommodation, if applicable, for a period of greater than ninety (90) days within a one-year period. “Disabled” has a corresponding meaning. (d) Good Reason. “Good Reason” shall mean an Eligible Executive’s resignation from Company within thirty (30) days following the Company’s failure to cure the occurrence of any of the following events with respect to such Eligible Executive: (i) Without Eligible Executive’s express written consent, the material reduction of Eligible Executive’s duties, authority, or responsibilities relative to Eligible Executive’s DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -3- duties, authority, or responsibilities as in effect immediately prior to such reduction, or the assignment to Eligible Executive of such reduced duties, authority, or responsibilities; provided, however, that: (a) the occurrence of a Change of Control shall not, in and of itself, constitute a material adverse change in Eligible Executive’s duties, authority, or responsibilities; and (b) a change in the Eligible Executive’s position or title following a Change of Control shall not constitute Good Reason so long as the Eligible Executive retains substantially the same duties, authority, or responsibilities of a division, subsidiary, or business unit that constitutes or includes a significant portion of the business of the Company following the Change of Control. (ii) A material reduction by Company in the base salary or bonus opportunity of Eligible Executive as in effect immediately prior to such reduction; provided, however, that such reductions shall not constitute Good Reason if they are pursuant to a company-wide reduction of base salaries and/or bonuses; or (iii) The relocation of Eligible Executive’s principal work location to a facility or a location more than fifty (50) miles from Eligible Executive’s then present principal work location, without Eligible Executive’s express written consent. Notwithstanding the foregoing, “Good Reason” shall not exist unless the Eligible Executive provides to the Chief Executive Officer (or to the Board of Directors if the Eligible Executive is the Chief Executive Officer) written notice of the circumstances constituting “Good Reason” within 30 business days of the happening of the applicable event and the Company fails to cure such circumstances within 30 days from the date such notice is received. (e) Termination Date. “Termination Date” shall mean: (i) If an Eligible Executive’s employment is terminated by Company for Disability, the date designated by Company as the last day of such Eligible Executive’s employment; (ii) If an Eligible Executive dies, the date of death; (iii) If an Eligible Executive’s employment is terminated by Company for any other reason, the date designated by Company as the last day of such Eligible Executive’s employment; or (iv) If an Eligible Executive’s employment is terminated by such Eligible Executive, the date designated by Company as the effective date of resignation. 3. Eligibility for Severance and Other Benefits. Eligible Executives will receive the benefits described herein under the following circumstances: (a) Termination in Connection with a Change of Control. If an Eligible Executive’s employment terminates either by Company without Cause or by such Eligible Executive for DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -4- Good Reason at any time during the period commencing upon a Change of Control and ending twelve (12) months following a Change of Control, then, conditioned upon the Eligible Executive’s execution and delivery of an effective release of claims against Company and related parties that releases Company and such parties from any claims whatsoever arising from or related to the Eligible Executive’s employment relationship with Company including the termination of that relationship in a form reasonably acceptable to the Company, the Eligible Executive will receive the following: (i) Eligible Executive’s right, title and entitlement to any unvested stock options or any other securities or similar incentives that have been granted or issued to Eligible Executive as of the Termination Date, shall automatically be accelerated in full so as to become immediately and completely vested. Eligible Executive shall have six months from the Termination Date to exercise any options; provided, however, that in no event shall any option be exercisable after the option’s original expiration date (determined by assuming continued employment) or after the tenth anniversary of the original date of grant of the option. In all other respects, Eligible Executive’s options and any other securities or similar incentives shall continue to be subject to the terms of the applicable equity incentive plan notice of grant and grant agreement; (ii) A lump sum cash payment equal to twelve (12) months’ salary (in the case of the Chief Executive Officer, twenty-four (24) months’ salary) at the Eligible Executive’s base salary rate as of the Termination Date (without taking into account any reduction in base salary that could trigger Eligible Executive’s resignation for Good Reason), plus (a) 100% of the Eligible Executive’s annual target bonus amount as of the Termination Date (in the case of the Chief Executive Officer, 200%) and (b) if not already provided for in an applicable bonus plan, a prorated target bonus amount corresponding to the current bonus period as of the Termination Date, less applicable withholding taxes or other withholding obligations of Company and less any amounts to which Eligible Executive is otherwise entitled under any statutory or Company long or short term disability plan; and (iii) If Eligible Executive elects group health plan continuation of coverage for Eligible Executive and his or her covered dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination of Eligible Executive’s employment, a lump sum cash payment equal to a reasonable estimate of the full cost of such coverage for twelve (12) months (in the case of the Chief Executive Officer, eighteen (18) months). The payments described above in Paragraphs (ii) and (iii) of this Section 3(a) shall be paid on or before the 15th day of the third month following the later of (A) the last day of the calendar year in which the Eligible Executive’s Termination Date occurs or (B) the last day of the Company’s taxable year in which the Eligible Executive’s Termination Date occurs (the “Short-Term Deferral Date”). Notwithstanding any provision of the Plan to the contrary, in no event will any of the payments described above in Paragraph (ii) and/or (iii) of this Section 3(a), or any vested payment of any option or other security or similar incentive described above in Paragraph (i) of this Section 3(a) that would not otherwise be exempt from or compliant with Section 409A, be made after the Short-Term Deferral Date, and any such amounts that would otherwise be payable after the Short-Term Deferral Date shall instead be paid in a cash lump sum payment on or before the Short-Term Deferral Date. DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -5- (b) Termination Other Than for Cause or in Connection with a Change of Control. If an Eligible Executive’s employment is terminated by Company without Cause (other than in connection with a Change of Control as described in Section 3(a)), then, conditioned upon the Eligible Executive’s execution and delivery of an effective release of claims against Company and related parties that releases Company and such parties from any claims whatsoever arising from or related to the Eligible Executive’s employment relationship with Company including the termination of that relationship in a form reasonably acceptable to the Company, the Eligible Executive will receive the following: (i) Salary continuation for up to six (6) months’ salary (in the case of the Chief Executive Officer, twelve (12) months’ salary) at the Eligible Executive’s base salary rate as of the Termination Date, payable in cash installments at each regular payroll period of the Company (except as otherwise provided below), less applicable withholding taxes or other withholding obligations of Company and less any amounts to which Eligible Executive is otherwise entitled under any statutory or Company long or short term disability plan; and (ii) If Eligible Executive elects group health plan continuation of coverage for Eligible Executive and his or her covered dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination of Eligible Executive’s employment, a lump sum cash payment equal to a reasonable estimate of the full cost of such coverage for six (6) months (in the case of the Chief Executive Officer, twelve (12) months). The payments described above in Paragraphs (i) and (ii) of this Section 3(b) shall be paid on or before the 15th day of the third month following the later of (A) the last day of the calendar year in which the Eligible Executive’s Termination Date occurs or (B) the last day of the Company’s taxable year in which the Eligible Executive’s Termination Date occurs (the “Short-Term Deferral Date”). Notwithstanding any provision of the Plan to the contrary, in no event will any of the payments described above in Paragraph (i) and/or (ii) of this Section 3(b) be made after the Short-Term Deferral Date, and any such amounts that would otherwise be payable after the Short-Term Deferral Date shall instead be paid in a cash lump sum payment on or before the Short-Term Deferral Date. (c) Voluntary Resignation; Termination for Cause. If an Eligible Executive’s employment terminates by reason of voluntary resignation (including, without limitation, for Good Reason if such termination is not in connection with a Change of Control as described in Section 3(a)) or if an Eligible Executive is terminated for Cause, then such Eligible Executive shall not be entitled to receive any benefits under Sections 3(a) and 3(b) of this Plan. (d) Disability. If an Eligible Executive is terminated by the Company due to such Eligible Executive’s Disability (and without Cause), the Company will pay to the Eligible Executive the compensation set forth in Section 3(b) of this Plan at the time set forth in Section 3(b), provided such Eligible Executive complies with the release requirements set forth in such Section 3(b). If such termination occurs within twelve (12) months following a Change of Control, Company will then pay to that Eligible Executive the compensation set forth in Section 3(a) of this Plan at the time set forth in Section 3(a), provided such Eligible Executive complies with the release requirements set forth in such Section 3(a). DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -6- (e) Death. If an Eligible Executive’s employment is terminated due to the death of such Eligible Executive, the Company will pay the compensation set forth in Section 3(b) to the former Eligible Executive’s estate at the time set forth in Section 3(b), provided that, to the maximum extent permitted by law, the executor or administrator of such estate executes and delivers an effective release of claims against Company and related parties that releases Company and such parties from any claims whatsoever arising from or related to the Eligible Executive’s employment relationship with Company, including the termination of that relationship, in a form reasonably acceptable to the Company. If an Eligible Executive’s employment is terminated due to the death of such Eligible Executive within twelve (12) months following a Change of Control, then the compensation set forth in Section 3(a) of this Plan will be paid to the former Eligible Executive’s estate at the time set forth in Section 3(a), provided that, to the maximum extent permitted by law, the executor or administrator of such estate executes and delivers an effective release of claims against Company and related parties that releases Company and such parties from any claims whatsoever arising from or related to the Eligible Executive’s employment relationship with Company, including the termination of that relationship, in a form reasonably acceptable to the Company. (f) Application of Section 409A. Each payment or benefit provided under this Plan is intended to be exempt from Section 409A of the Code (“Section 409A”) pursuant to the exception for short-term deferrals (within the meaning of the Treasury regulations issued under Section 409A), and the Plan shall be construed and interpreted in accordance with such intent to the maximum extent permitted by law, specifically including, but not limited to, the following interpretations of terms: (i) a “termination of employment” shall mean a “separation from service” within the meaning of Section 409A, (ii) a termination of employment “by Company” shall mean an “involuntary separation from service” within the meaning of Section 409A, and (iii) “Termination Date” with respect to a termination of an Eligible Executive’s employment for any reason shall mean the date of such Eligible Executive’s “separation from service” as defined in Section 409A. Notwithstanding the foregoing and any inconsistent provision of this Plan, to the extent that (i) one or more of the payments or benefits received or to be received by an Eligible Executive pursuant to this Plan in connection with such Eligible Executive’s termination of employment would constitute deferred compensation subject to the rules of Section 409A, and (ii) the Eligible Executive is a “specified employee” under Section 409A, then only to the extent required to comply with Section 409A to avoid the Eligible Executive’s incurrence of any additional tax or interest under Section 409A, such payment or benefit will be delayed until the date which is six (6) months after the Eligible Executive’s “separation from service” within the meaning of Section 409A (or, if earlier, the Eligible Executive’s date of death). (g) Coordination with Other Change of Control Benefits, Severance Benefits or Debts. If an Eligible Executive is entitled to cash payments, accelerated vesting of stock options or restricted stock grants, or any other benefits from Company following the termination of such Eligible Executive’s employment calculated under an objective and nondiscriminatory formula under any other agreement, plan, policy or law that is in place at the time of such termination of employment, then the benefits otherwise payable to Eligible Executive under this Plan shall be reduced by the benefits received by Eligible Executive from Company under such other plans, programs, arrangements, agreements or requirements; provided, however, that if an Eligible Executive is entitled to severance benefits under the Cirrus Logic, Inc. Severance Plan for Select Employees, the benefits payable to Eligible Executive under this Plan will not be reduced by the benefits payable to Eligible Executive under the Cirrus Logic, Inc. Severance Plan for Select DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -7- Employees. If an Eligible Executive is indebted to Company at the time of a termination that would give rise to severance benefits under Sections 3(a) or 3(b), the Company reserves the right to offset such severance payment under the Plan by the amount of such indebtedness. (h) Recoupment in the Event of Subsequently Discovered Cause. If, after the Termination Date, the Company discovers the Eligible Executive had engaged in acts or omissions during the course of the Eligible Executive’s employment that meet the definition of Cause, then the Plan Administrator may cease the delivery of any further payments or benefits pursuant to the Plan and shall be entitled to recoup from the Eligible Executive, for the benefit of the Company, any payments, and/or the value of any benefits, already provided to the Eligible Executive pursuant to the Plan, plus interest at the then-prevailing prime rate. Recoupment under this Section is in addition to any amounts that are recoverable pursuant to clawback policies adopted by the Company to conform with Rule 10D-1 of the Securities Exchange Act of 1934. 4. At-Will Employment. Each Eligible Executive’s employment is and shall continue to be at-will, as defined under applicable law. If an Eligible Executive’s employment terminates for any reason other than as specified in Section 3(a), 3(b), 3(d), or 3(e), such Eligible Executive shall not be entitled to any benefits, damages, awards or compensation under this Plan. 5. Tax Matters. The Company may withhold from any amounts payable under the Plan such federal, state and local taxes as may be required to be withheld. In the event that any payment or other benefits provided for in this Plan or otherwise payable to an Eligible Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) become subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state tax law), then, notwithstanding the other provisions of this Plan, such Eligible Executive’s benefits under Section 3 will not exceed the amount that produces the greatest after-tax benefit to the Eligible Executive. For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days after the Termination Date by the Eligible Executive in his or her sole discretion. If no such determination is made by the Eligible Executive within thirty (30) days of the Termination Date, then the Company will pay the benefits as provided in Section 3. 6. Company’s Successors. The Company shall require that any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Company’s business and/or assets agree to perform in accordance with this Plan in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. 7. Exclusive Benefits. Eligible Executives shall not be entitled to any payments, compensation, benefits, or other consideration from the Company, apart from those identified in Section 3, on account of a termination of employment. 8. Severability, Enforcement. If any provision of this Plan, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Plan and such provisions as applied to other persons, places and circumstances shall remain in full force and effect. DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -8- 9. Benefit Claims Procedures. (a) Payment of Benefits. Any Eligible Executive who is determined by the Plan Administrator to be entitled to a benefit under the Plan will be paid such benefit in accordance with the terms of the Plan without the need to file a claim for such benefit. (b) Claims for Benefits. Any individual who is not paid a benefit under the Plan and who believes that he or she is entitled to a benefit, or who has been paid a benefit under the Plan and who believes that he or she is entitled to a greater Plan benefit (a “claimant”), must file a written claim for benefits with the Plan Administrator in accordance with the applicable procedures of this Section 9. A claim for Plan benefits that is contingent upon a determination of disability (a “disability claim”) must be filed in accordance with and will be governed by the procedures set forth in Section 9(d) below. All other claims for Plan benefits (“non-disability claims”) must be filed in accordance with and will be governed by the procedures set forth in Section 9(c). (c) Non-Disability Claims. (i) A claimant who has a non-disability claim must file with the Plan Administrator a written claim for benefits within 12 months of the date of such claimant’s termination of employment with the Company that purportedly gives rise to such claim. In connection with the submission of a non-disability claim, (1) such claimant may examine the Plan and any other relevant documents relating to the claim and may submit written comments relative to such claim to the Plan Administrator coincident with the filing of such claim, and (2) the Plan Administrator may require, as a condition to payment of such claim, that additional information be furnished by the claimant. Failure of a claimant to comply with such claim submission procedure will invalidate such claim unless the Plan Administrator determines in its sole discretion that it was not reasonably possible to comply with such claim submission procedure. (ii) If (and only if) a claimant timely files a non-disability claim in accordance with Section 9(c)(i), written (which may be electronic) notice of the disposition of such claim will be furnished to the claimant within 90 days after such claim is timely filed with the Plan Administrator; provided, however, that if the need for additional information relating to such claim necessitates an extension of the 90-day period, the claimant will be informed in writing prior to the end of the initial 90-day period of the need for an extension of time, and written notice of the disposition of such claim will be provided to the claimant within 180 days after the date the claim is filed with the Plan Administrator. The extension notice will indicate the special circumstances requiring the extension of time and the date by which a decision is expected to be made. If the extension is required due to the claimant’s failure to submit information necessary to decide the claim, the extension notice will request such information and afford a period for the claimant to provide the requested information, and the time period for reviewing the claim will be tolled from the date the extension notice is sent to the claimant until the date on which the claimant responds to the request for such information (or if earlier, the expiration of the period afforded to the claimant to provide such information). If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information. To the extent the claim is denied or modified, the notice of disposition of the claim will (1) state the specific reason or reasons for the denial or DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -9- modification, (2) provide specific reference to pertinent provisions of the Plan on which the denial or modification is based, (3) provide a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) explain how the claimant may perfect his or her claim and obtain a full and fair review of such denial or modification pursuant to Section 9(c)(iii) below, including the time limits applicable to such review and a statement of the claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse determination on review. (iii) In the event a non-disability claim is denied or modified, if the claimant desires to have such denial or modification reviewed, such claimant must, within 60 days following receipt of the notice of such denial or modification, submit a written request for a review to the Plan Administrator. A claimant will be provided, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the non- disability claim, including (1) documents, records, or other information relied upon for the benefit determination, (2) documents, records, or other information submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records, or other information was relied upon in making the benefit determination, and (3) documents, records, or other information that demonstrates compliance with the standard claims procedure. A claimant will be entitled to submit written comments, documents, records, and other information relating to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. (iv) Within 60 days following such request for a review, the Plan Administrator will, after providing a full and fair review, render its final decision in writing (which may be electronic) to the claimant. To the extent the claim is denied on review, the written decision will: (1) state specific reasons for such decision, (2) provide specific reference to the pertinent plan provisions on which the decision is based, (3) inform claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits, including (i) documents, records, or other information relied upon for the benefit determination, (ii) documents, records, or other information submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records, or other information was relied upon in making the benefit determination, and (iii) documents, records, or other information that demonstrates compliance with the standard claims procedure, and (4) inform the claimant of his or her right to bring an action under section 502(a) of ERISA. If special circumstances require an extension of such 60-day period, the Plan Administrator’s decision will be rendered not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension will be furnished to the claimant prior to the end of the initial 60-day period, indicating the special circumstances requiring an extension of time and the date by which the determination is expected to be made. If the extension is required due to the claimant’s failure to submit information necessary to review the claim, the extension notice will request such information and afford a period for the claimant to provide the requested information, and the time period for reviewing the claim will be tolled from the date the extension notice is sent to the claimant until the date on which the claimant responds to the request for such information (or if earlier, the expiration of the period afforded to DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -10- the claimant to provide such information). If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information. The decision on review by the Plan Administrator will be binding and conclusive upon all persons. (d) Disability Claims. (i) A claimant who has a disability claim must file with the Plan Administrator a written claim for benefits within 12 months of the date of such claimant’s termination of employment with the Company that purportedly gives rise to such claim. (ii) If (and only if) a claimant timely files a disability claim in accordance with Section 9(d)(i) and the initial determination of the disability claim is a denial of or failure to pay the disability claim, in whole or in part, (including, effective for any disability claim filed after April 1, 2018, any rescission of disability benefits as defined in 29 CFR § 2560.503-1(m)(4)(ii)) (a “denial”), the Plan Administrator will provide written (which may be electronic) notice to the claimant within a reasonable period of time but not later than 45 days after the Plan Administrator’s receipt of the claim for benefits; provided, however, that if the Plan Administrator determines that an extension is necessary due to matters beyond its control, the 45-day period may be extended for an additional 30 days, if the claimant is given a notice of extension prior to the expiration of the initial 45-day period that sets forth the circumstances necessitating the extension of time and the date by which a decision will be rendered. Further, if prior to the end of the first 30-day extension period the Plan Administrator determines that another extension is necessary due to matters beyond its control, the period for making the determination may be extended again for an additional 30 days if the claimant is given a notice of extension prior to the expiration of the first 30-day extension period that sets forth the circumstances necessitating the second extension and the date by which a decision will be rendered. Any notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. If an extension is due to the claimant’s failure to submit information necessary to decide the claim, the notice of extension will afford the claimant at least 45 days to provide the required information, and the Plan Administrator’s deadline to provide notice of the denial will be tolled from the date the Plan Administrator sends the notice of extension to the earlier of (1) the date the Plan Administrator receives the requested information or (2) the expiration of the period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information. (iii) If the disability claim is denied, the Plan Administrator will provide to the claimant a notice of the denial that contains the following information: (1) The specific reason or reasons for the denial; (2) Reference to the specific Plan provisions on which the denial is based; DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -11- (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following a denial of the disability claim on review; (5) If the denial of the disability claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either (A) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances or (B) a statement that such explanation will be provided free of charge upon request; (6) For disability claims filed on or prior to April 1, 2018, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the denial, either (A) the specific rule, guideline, protocol, or criterion or (B) a statement that such a rule, guideline, protocol, or criterion was relied upon in making the determination and that a copy of such rule, guideline, protocol, or criterion will be provided free of charge upon request; and (7) For disability claims filed after April 1, 2018: (A) A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant to the Plan Administrator of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s denial of a disability claim, without regard to whether the advice was relied upon in making the denial, and (iii) a disability determination made by the Social Security Administration regarding the claimant and presented by the claimant to the Plan Administrator; (B) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s disability claim; and (C) Either (i) the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the denial or (ii) a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist. (iv) For disability claims filed after April 1, 2018, the notification of a denial of a claim described in Section 9(d)(iii) above will be provided in a “culturally and linguistically appropriate manner” (within the meaning of 29 C.F.R. § 2560.503-1(o)) to the extent required by applicable law. DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -12- (v) In the event a disability claim is denied, in order to exhaust the Plan’s benefit claims procedures, a claimant must file an appeal with the Plan Administrator in accordance with this Section 9(d)(v). The claimant must request review in writing within 180 days following receipt of notice of the prior denial. The Plan Administrator has full and complete discretion to interpret all Plan terms and make all factual determinations. Upon request, the claimant may receive from the Plan Administrator, free of charge, access to and copies of all documents, records, or other information relevant to the claimant’s disability claim, and the Plan Administrator will identify any medical or vocational expert whose advice was obtained on behalf of the Plan in connection with the denial of the claim. The claimant will have the opportunity to submit written comments, documents, records, and other information relating to the disability claim, all of which information will be taken into account in the review (without regard to whether such information was submitted or considered in the initial denial). The review will be conducted by a named fiduciary of the Plan who is neither an individual who made a prior denial in connection with the disability claim nor a subordinate of any such individual, and deference will not be afforded to any prior denial of the disability claim. If the prior denial of the disability claim is based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual consulted in connection with the prior denial nor a subordinate of any such individual. Before issuing a denial on review with respect to a disability claim filed after April 1, 2018, the Plan Administrator will provide the claimant with the following information: (1) any new or additional evidence considered, relied upon, or generated by the Plan or Plan Administrator (or at the direction of the Plan or Plan Administrator) in connection with the applicable disability claim being reviewed, and (2) any new or additional rationale on which the Plan Administrator intends to base the denial on review. Such new or additional evidence and/or rationale will be provided free of charge as soon as possible and sufficiently in advance of the date on which the notification of the denial on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date. (vi) The Plan Administrator will complete the review specified in Section 9(d)(v) above and provide written (which may be electronic) notice to the claimant of the benefit determination on review within 45 days after the Plan Administrator’s receipt of the request for review; provided, however, that if the Plan Administrator determines that an extension is necessary due to special circumstances, the 45-day period may be extended for an additional 45 days, if the claimant is given a notice of extension prior to the expiration of the initial 45-day period that sets forth the circumstances necessitating the extension of time and the date by which a decision will be rendered. If the extension is due to the claimant’s failure to submit information necessary to review the claim, the notice of extension will afford the claimant at least 45 days to provide the required information, and the Plan Administrator’s deadline to provide notice of a denial on review will be tolled from the date the Plan Administrator sends the notice of extension to the earlier of (1) the date the Plan Administrator receives the requested information or (2) the expiration of the period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information. DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -13- (vii) If the disability claim is denied on review, the Plan Administrator will provide to the claimant a notice of the denial that contains the following information: (1) The specific reason or reasons for the denial; (2) Reference to the specific Plan provisions on which the denial is based; (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s the disability claim; (4) A statement describing any voluntary appeal procedures offered by the Plan, including the claimant’s right to obtain information about such procedures and a statement of the claimant’s right to bring an action under section 502(a) of ERISA; (5) If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; (6) For disability claims filed on or prior to April 1, 2018, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the denial, either (A) the specific rule, guideline, protocol, or criterion or (B) a statement that such a rule, guideline, protocol, or criterion was relied upon in making the determination and that a copy of such rule, guideline, protocol, or criterion will be provided free of charge to the claimant upon request; and (7) For disability claims filed after April 1, 2018: (A) A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant to the Plan Administrator of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a denial of the claimant’s disability claim, without regard to whether the advice was relied upon in making the denial, and (iii) a disability determination made by the Social Security Administration regarding the claimant and presented by the claimant to the Plan Administrator; (B) Either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the denial or a statement that such rules, guidelines, protocols, standards, or other similar criteria do not exist; and DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -14- (C) A description of the applicable contractual limitations period for the claimant to bring an action under section 502(a) of ERISA, including the calendar date on which such contractual limitations period will expire. (viii) For disability claims filed after April 1, 2018, the notification of a denial of a disability claim on review described in Section 9(d)(vii) above will be provided in a “culturally and linguistically appropriate manner” (within the meaning of 29 C.F.R. § 2560.503- 1(o)) to the extent required by applicable law. (e) Authorized Representative. A claimant may designate an authorized representative to act on behalf of such claimant in pursuing a benefit claim or appeal of an adverse benefit determination. (f) Requirement to Exhaust Administrative Remedies. (i) Completion of the claims procedures described in this Section 9 is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any claimant or by any other person or entity claiming rights or benefits through or on behalf of a claimant. If a claimant (or such person or entity claiming rights or benefits through or on behalf of a claimant) fails to comply with these claims procedures with respect to any claim under the Plan, the claimant (or such other person or entity) may not file or appeal the claim at any later time and may not bring a lawsuit based on such claim. (ii) With respect to a disability claim filed after April 1, 2018, in the event an error occurs on the Plan Administrator’s part in complying with the provisions of Section 9(d) that are mandated under 29 C.F.R. § 2950.503-1, if and to the extent required by applicable law: (1) The claimant will be permitted to request a written explanation of the error from the Plan; (2) Any applicable explanation will be provided by the Plan within 10 days, and such explanation will include a specific description of its bases, if any, for asserting that the error should not cause the administrative remedies under the Plan to be deemed exhausted; and (3) If a claimant requests immediate judicial review without exhausting the Plan’s administrative remedies on the basis of such an error and the court rejects such request, the claimant’s claim will be considered re-filed on appeal upon the Plan’s receipt of the decision of the court, and within a reasonable time after the receipt of such decision, the Plan Administrator will provide the claimant with notice of the resubmission. (iii) No legal or equitable action may be commenced by any Eligible Executive, former Eligible Executive, beneficiary, authorized representative, or any other person or entity claiming benefits or additional benefits under the Plan later than two years after the date such claim accrues. For purposes of this Section 9(f)(iii), a claim for benefits or additional benefits accrues on the earlier of (1) the first date the claim is denied, formally or informally, by the Plan Administrator, or (2) the date a clear repudiation of the benefits underlying the claim by the Plan DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -15- Administrator is first made known to such individual (or such individual’s authorized representative). 10. Plan Administration. (a) Plan Administrator. The general administration of the Plan will be vested in the Plan Administrator, who shall be the Company’s Board of Directors or, if delegated by the Board of Directors, the Compensation Committee. For purposes of ERISA, the Plan Administrator will be the “administrator” with respect to the general administration of the Plan. (b) Discretion to Interpret Plan. The Plan Administrator has absolute discretion to construe and interpret any and all provisions of the Plan and to decide all matters of fact in determining eligibility and entitlement to benefits and in granting or denying benefit claims, including, but not limited to, the discretion to resolve ambiguities, inconsistencies, or omissions conclusively. The decisions of the Plan Administrator relating to the Plan will be binding and conclusive upon all persons. (c) Powers and Duties. In addition to the powers described in Section 10(b) above and all other powers specifically granted under the Plan, the Plan Administrator is expressly given, and has, all powers necessary or proper to administer and enforce the Plan according to the terms and provisions hereof, including, without limitation, the power to make and enforce rules, regulations, and procedures and to employ other persons to render advice, in each such case, as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan. (d) Expenses. The reasonable expenses incident to the administration of the Plan, including the compensation of legal counsel, advisors, and other technical or clerical assistance as may be required, the payment of any bond or security, and any other expenses incidental to the operation of the Plan that the Plan Administrator determines are proper, will be paid by the Company. Expenses of the Plan may be prorated among the Company and subsidiaries and affiliates as determined by the Plan Administrator. (e) Reliance on Reports, Certificates, and Participant Information. The Plan Administrator will be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by an actuary, accountant, controller, counsel, insurance company, third-party administrator, or other person who is employed or engaged for such purposes. Moreover, the Plan Administrator will be entitled to rely upon information furnished to the Plan Administrator by an Eligible Executive or beneficiary, including, but not limited to, such person’s current mailing address. (g) Right to Delegate. The Plan Administrator may from time to time allocate to one or more of the Company’s officers, employees, or agents, and may delegate to any other person, committee, or organization, any of its respective powers, duties, and responsibilities with respect to the operation and administration of the Plan, including, without limitation, the administration of claims, the authority to authorize payment of benefits, the review of denied or modified claims, and the discretion to decide matters of fact and to interpret Plan provisions. Upon such designation and acceptance, the Plan Administrator will not have any liability for the acts or omissions of any such designee as long as the Plan Administrator does not violate its fiduciary DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -16- responsibility, if any, in making or continuing such designation. All allocations and delegations of fiduciary responsibility will be terminable upon such notice as the Plan Administrator in its discretion deems reasonable and prudent under the circumstances. (h) Indemnification. To the extent permitted by applicable law, the Company will indemnify and hold harmless the Plan Administrator and each employee of the Company and its affiliates against any and all expenses and liabilities arising out of such individual’s Plan administrative functions or responsibilities, including, without limitation, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of the such individual’s own gross negligence or willful misconduct. Expenses against which such person will be indemnified include, without limitation, the amounts of a settlement or judgment, costs, counsel fees, and related charges reasonable incurred in connection with a claim asserted or a proceeding brought or settlement thereof. Notwithstanding the foregoing provisions of this Section, this Section will not apply to, and the Company will not indemnify against, any unreasonable expense that was incurred without the consent or approval of the Company, unless such consent or approval has been waived in writing by the Company, or for any costs or expenses covered by insurance. 11. General. (a) Notice. Notices and all other communications contemplated by this Plan that are required to be provided to, delivered to, or filed with the Plan Administrator or the Company shall be in writing and shall be deemed to have been duly given or made only upon actual receipt. Unless otherwise provided by applicable law, any notice, communication, or document sent by the Company, the Plan Administrator, or a delegate of the Plan Administrator shall be deemed given or made when deposited in the mail, when entrusted to a courier or delivery service, or when sent by facsimile, electronic mail, or any other electronic means. In the case of an Eligible Executive, mailed notices shall be addressed to him or her at the home address or facsimile number which he or she most recently communicated to the Plan Administrator in writing. In the case of the Plan Administrator or the Company, notices or communications shall be addressed to the Company’s corporate headquarters, and all notices shall be directed to the attention of the Company’s General Counsel or Chief Financial Officer. (b) Amendment. The Company, by action of its Board of Directors or Compensation Committee, reserves the right to amend or terminate this Plan upon written notice to Eligible Executives. Upon a Change of Control, this Plan will become non-modifiable without the consent of the affected Eligible Executive(s). Notwithstanding the foregoing, no Plan amendment that reduces any benefit payable under this Plan, and no Plan termination or suspension shall be effective for a period beginning one year prior to a Change of Control and ending one year after a Change of Control. In addition, no Eligible Executive may be removed as a participant during such period with respect to any benefit payable with respect to that Change of Control. (c) Governing Law. The Plan shall be construed, administered, and enforced according to the laws of the State of Texas (without regard to any conflict of law rules or principles that refer, or might refer, jurisdiction to the laws of another state), except to the extent such laws are preempted by the federal laws of the United States of America. DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559

Cirrus Logic, Inc. Executive Severance and Change of Control Plan Version 08.24.2023 -17- 12. Execution. To adopt the amendment and restatement of the Plan as set forth herein, Cirrus Logic, Inc. has caused its duly authorized officer to execute the same on this 24th day of August, 2023, effective as of August 24, 2023. CIRRUS LOGIC, INC. By: ________________________________ Name: Gregory S. Thomas Title: Senior Vice President, General Counsel DocuSign Envelope ID: 3AF6AA0C-2241-4E6A-AE17-7B9FB2BA4559